INVESTOR CONTACT Gregg Swearingen 937-242-4600 office gregg.swearingen@teradata.com MEDIA CONTACT Jennifer Donahue 858-485-3029 officej jennifer.donahue@teradata.com

Teradata Reports First Quarter 2019 Financial Results

•	Recurring revenue increased 10 percent, up 13 percent in constant currency(1), from the first quarter of 2018

•	Annual Recurring Revenue (ARR) increased 9 percent, 12 percent in constant currency(1), year-over-year

•	First-quarter earnings per share (EPS) exceeded company guidance

•	Teradata maintains its full-year guidance for 2019

SAN DIEGO - May 2, 2019 -- Teradata Corp. (NYSE: TDC) continues its successful transformation to a subscription-based business with subscription-based transactions comprising 72 percent of the company’s bookings mix in the first quarter. Recurring revenue increased 10 percent, 13 percent in constant currency(1), from the first quarter of 2018. ARR increased 9 percent, 12 percent in constant currency(1), from the first quarter of 2018. As the company shifts to a recurring revenue model and focuses its consulting business on higher-margin engagements within its targeted “megadata” customer base, perpetual revenue and consulting revenue declined versus prior year as expected. Total first-quarter revenue was $468 million, compared to 2018 first-quarter total revenue of $506 million. Currency translation had a 4 percent negative impact on the first-quarter total revenue comparison.

Teradata reported 2019 first-quarter net loss of $(10) million under U.S. Generally Accepted Accounting Principles (GAAP), or $(0.09) per share, which compared to a net loss of $(7) million, or $(0.06) per share, in the first quarter of 2018. Non-GAAP 2019 first-quarter net income, which excludes stock-based compensation expense and other special items, was $26 million, or $0.22 per diluted share, as compared to $23 million, or $0.19 per diluted share in the first quarter of 2018(2).

“In the first quarter, Teradata continued its strong momentum, backed by increasing demand for Teradata Vantage™, our game-changing platform that is helping the world’s leading enterprises get the answers they need for their toughest analytic challenges,” said Oliver Ratzesberger, President and CEO, Teradata. “I am extremely proud of our people as they accelerate the pace of transformation at Teradata and remain committed to delivering long-term value to our customers and shareholders.”

Gross Margin
2019 first-quarter gross margin reported under GAAP was 47.9 percent versus 44.1 percent for the first quarter of 2018. On a non-GAAP basis, excluding stock-based compensation expense and other special items, 2019 first-quarter gross margin was 51.5 percent, versus 48.4 percent in the prior-year period(2). Gross margin was higher year over year due to a higher mix of recurring revenue as part of total revenue.

Operating Income
2019 first-quarter operating loss reported under GAAP was $(5) million which compares to $(4) million in the first quarter of 2018. On a non-GAAP basis, excluding stock-based compensation expense and other special items, 2019 first- quarter operating income was $41 million versus $35 million in the first quarter of 2018(2). The increase in non-GAAP operating income was due to higher gross margins and lower operating expenses compared to the prior-year period.

Income Taxes
Teradata’s 2019 first-quarter tax rate under GAAP was 0.0 percent compared to 12.5 percent in the first quarter of 2018. Excluding special items, Teradata’s non-GAAP 2019 first-quarter tax rate was 27.8 percent versus 25.8 percent in the first quarter of 2018(2).

Cash Flow
During the first quarter of 2019, Teradata generated $49 million of cash from operating activities compared to $184 million in the same period of 2018. During the quarter, Teradata used $16 million for capital expenditures and additions to capitalized software development costs, versus using $28 million in the first quarter of 2018. Teradata’s 2019 first-quarter free cash flow was $33 million, compared to $156 million in the first quarter of 2018(3). The company used approximately $29 million of cash in the first quarter of 2019 related to reorganizing and restructuring its operations and go-to-market functions to align to its strategy, reducing free cash flow.

Balance Sheet
Teradata ended the first quarter 2019 with $723 million in cash. During the first quarter of 2019, Teradata repurchased 1.2 million shares of the Company’s common stock for approximately $58 million. At the end of the first quarter, Teradata had approximately $230 million of Board authorization remaining for share repurchases.

As of March 31, 2019, the Company had total debt of $559 million, including $59 million of outstanding finance lease obligations. There were no funds drawn on the company’s $400 million revolving credit facility as of March 31, 2019.

Guidance
For the full-year 2019, Teradata continues to expect 70 percent or more of its bookings mix to be subscription-based, ARR to increase in the range of 11 percent to 12 percent, and recurring revenue to increase approximately 10 percent to 11 percent.

2019 perpetual revenue is expected to decline at the high end of its prior guidance range of $150 million to $200 million versus 2018 due to the faster than anticipated transition to subscription-based transactions.

The realignment of the company’s consulting business to focus on higher-margin consulting services within its target market of “megadata” customers is progressing. Teradata now expects 2019 consulting revenue to decline at the high end of its prior guidance range of 15 percent to 20 percent versus 2018.

Teradata expects 2019 full-year GAAP earnings per share to be in the $0.43 to $0.53 range. On a non-GAAP basis, which excludes stock-based compensation expense and other special items, earnings per share is still expected to be in the $1.45 to $1.55 range(2).

Recurring revenue in the second quarter of 2019 is expected to be in the $336 million to $340 million range.

GAAP earnings per share in the second quarter of 2019 is expected to be in the $0.01 to $0.03 range. Non-GAAP earnings per share, excluding stock-based compensation expense and other special items, in the second quarter is expected to be in the $0.28 to $0.30 range(2).

Earnings Conference Call
A conference call is scheduled today at 2:00 p.m. PT to discuss the Company’s 2019 first-quarter results. Access to the conference call, as well as a replay of the conference call, is available on Teradata’s website at investor.teradata.com.

Supplemental Financial Information
Additional information regarding Teradata’s operating results is provided below as well as on Teradata’s website at investor.teradata.com.

1.
The impact of currency is determined by calculating the prior-period results using the current-year monthly average currency rates (except for currency impact on ARR which is calculated using month-end rates). See the foreign currency fluctuation schedule on the Investor Relations page of the Company’s web site at investor.teradata.com, which is used to determine revenue on a constant currency (“CC”) basis.

Revenue
(in millions)
	For the Three Months ended March 31
	2019	2018	% Change as Reported	% Change in Constant Currency
Recurring revenue	$331	$302	10%	13%
Perpetual software licenses and hardware	31	69	(55)%	(54)%
Consulting services	106	135	(21)%	(17)%
Total revenue	$468	$506	(8)%	(4)%

Americas	$269	$264	2%	3%
EMEA	113	149	(24)%	(19)%
APAC	$86	$93	(8)%	(3)%
Total revenue	$468	$506	(8)%	(4)%

	As of March 31
	2019	2018	% Change as Reported	% Change in Constant Currency
Annual recurring revenue (ARR)*	$1,319	$1,206	9%	12%
* Annual recurring revenue is defined as the annual value at a point in time of all recurring contracts, including subscription, software upgrade rights, maintenance and managed services.

2.
Teradata reports its results in accordance with GAAP. However, as described below, the Company believes that certain non-GAAP measures such as non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, and non-GAAP earnings per diluted share, or EPS, all of which exclude certain items (as well as free cash flow) are useful for investors. Our non-GAAP measures are not meant to be considered in isolation or as substitutes for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

The following tables reconcile Teradata’s actual and projected results and EPS under GAAP to the Company’s actual and projected non-GAAP results and EPS for the periods presented, which exclude certain specified items. Our management internally uses supplemental non-GAAP financial measures, such as gross profit, operating income, net income and EPS, excluding certain items, to understand, manage and evaluate our business and support operating decisions on a regular basis. The Company believes such non-GAAP financial measures (1) provide useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations, (2) are useful for period-over-period comparisons of such operations and results, that may be more easily compared to peer companies and allow investors a view of the Company’s operating results excluding stock-based compensation expense and special items, (3) provide useful information to management and investors regarding present and future business trends, and (4) provide consistency and comparability with past reports and projections of future results.

Teradata’s reconciliation of GAAP to non-GAAP results included in this release.

	For the Three Months
(in millions, except per share data)	ended March 31
Gross Profit:	2019	2018	% Chg.
GAAP Gross Profit	$224	$223	—%
% of Revenue	47.9%	44.1%

Excluding:
Stock-based compensation expense	3	4
Acquisition, integration, reorganization related, and other costs	3	3
Amortization of capitalized software	11	15
Non-GAAP Gross Profit	$241	$245	(2)%
% of Revenue	51.5%	48.4%
Operating (Loss)/ Income
GAAP Operating Loss	$(5)	$(4)	(25)%
% of Revenue	(1.1)%	(0.8)%

Excluding:
Stock-based compensation expense	15	19
Amortization of acquisition-related intangible assets	2	2
Acquisition, integration, reorganization related, and other costs	18	3
Amortization of capitalized software	11	15
Non-GAAP Operating Income	$41	$35	17%
% of Revenue	8.8%	6.9%

Net (Loss)/Income
GAAP Net Loss	$(10)	$(7)	(43)%
% of Revenue	(2.1)%	(1.4)%

Excluding:
Stock-based compensation expense	15	19
Amortization of acquisition-related intangible assets	2	2
Acquisition, integration, reorganization related, and other costs	18	3
Amortization of capitalized software	11	15
Income tax adjustments*	(10)	(9)
Non-GAAP Net Income	$26	$23	13%
% of Revenue	5.6%	4.5%

	For the Three Months
	ended March 31
Earnings Per Share:	2019	2018	2019 Q2 Guidance	2019 FY Guidance
GAAP (Loss) Per Share	$(0.09)	$(0.06)	$ 0.01 - $ 0.03	$ 0.43 - $ 0.53
Excluding:
Stock-based compensation expense	0.13	0.16	0.18	0.68
Amortization of acquisition-related intangible assets	0.02	0.02	0.01	0.04
Acquisition, integration and reorganization related costs	0.15	0.02	0.08	0.28
Amortization of capitalized software	0.09	0.12	0.08	0.28
Income tax adjustments*	(0.09)	(0.07)	(0.08)	(0.26)
Impact of dilution**	0.01	—	—	—
Non-GAAP Diluted Earnings Per Share	$0.22	$0.19	$ 0.28 - $ 0.30	$1.45 - $1.55

* Represents the income tax effect of the pre-tax adjustments to reconcile GAAP to Non-GAAP income based on the applicable jurisdictional statutory tax rate of the underlying item in addition to the tax impact for U.S. tax reform. Including the income tax effect assists investors in understanding the tax provision associated with those adjustments and the effective tax rate related to the underlying business and performance of the Company’s ongoing operations. As a result of these adjustments, the Company’s non-GAAP effective tax rate for the first quarter of 2019 was 27.8% and 25.8% in the first quarter of 2018

** Represents the impact to earnings per share as a result of moving from basic to diluted shares.

3.
As described below, the Company believes that free cash flow is a useful non-GAAP measure for investors. Teradata defines free cash flow as cash provided/used by operating activities less capital expenditures for property and equipment, and additions to capitalized software. Free cash flow does not have a uniform definition under GAAP and therefore, Teradata’s definition may differ from other companies’ definitions of this measure. Teradata’s management uses free cash flow to assess the financial performance of the Company and believes it is useful for investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures for, among other things, investment in the Company’s existing businesses, strategic acquisitions, strengthening the Company’s balance sheet, repurchase of the Company’s stock and repayment of the Company’s debt obligations, if any. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. This non-GAAP measure is not meant to be considered in isolation, as a substitute for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

(in millions)	For the Three Months
	ended March 31
	2019	2018

Cash (used) / provided by operating activities (GAAP)	$49	$184
Less capital expenditures for:
Expenditures for property and equipment	(15)	(26)
Additions to capitalized software	(1)	(2)
Total capital expenditures	(16)	(28)
Free Cash Flow (non-GAAP measure)	$33	$156

Teradata used $29 million of cash in the first quarter of 2019 related to reorganizing and restructuring its operations and its go-to-market functions to align to its strategy.

Note to Investors
This news release contains forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements generally relate to opinions, beliefs and projections of expected future financial and operating performance, business trends, and market conditions, among other things. These forward-looking statements are based upon current expectations and assumptions and involve risks and uncertainties that could cause actual results to differ materially, including the factors discussed in this release and those relating to: the global economic environment and business conditions in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers; the rapidly changing and intensely competitive nature of the information technology industry and the data analytics business; fluctuations in our operating results, including as a result of the pace and extent to which customers shift from perpetual to subscription-based licenses; our ability to realize the anticipated benefits of our business transformation program or other restructuring and cost saving initiatives; risks inherent in operating in foreign countries, including foreign currency fluctuations; risks associated with data privacy, cyberattacks and maintaining secure and effective internal information technology and control systems; the timely and successful development, production or acquisition and market acceptance of new and existing products and services; tax rates; turnover of workforce and the ability to attract and retain skilled employees; protecting our intellectual property; availability and successful exploitation of new alliance and acquisition opportunities; recurring revenue may decline or fail to be renewed; the impact on our business and financial reporting from changes in accounting rules; and other factors described from time to time in Teradata’s filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K and subsequent quarterly reports on Forms 10-Q, as well as the Company’s annual report to stockholders. Teradata does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Teradata
Teradata transforms how businesses work and people live through the power of data. Teradata leverages all of the data, all of the time, so you can analyze anything, deploy anywhere, and deliver analytics that matter. We call this pervasive data intelligence. And it’s the answer to the complexity, cost, and inadequacy of today’s approach to analytics. Get the answer at teradata.com.

Teradata and the Teradata logo are trademarks or registered trademarks of Teradata Corporation and/or its affiliates in the U.S. and worldwide.

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SCHEDULE A

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF LOSS
(in millions, except per share amounts - unaudited)

	For the Period Ended March 31
	Three Months
	2019	2018	% Chg
Revenue
Recurring	$331	$302	10%
Perpetual software licenses and hardware	31	69	(55)%
Consulting services	106	135	(21)%
Total revenue	468	506	(8)%
Gross profit
Recurring	225	212
% of Revenue	68.0%	70.2%
Perpetual software licenses and hardware	6	21
% of Revenue	19.4%	30.4%
Consulting services	(7)	(10)
% of Revenue	(6.6)%	(7.4)%
Total gross profit	224	223
% of Revenue	47.9%	44.1%

Selling, general and administrative expenses	151	152
Research and development expenses	78	75
Loss from operations	(5)	(4)
% of Revenue	(1.1)%	(0.8)%

Other expense, net	(5)	(4)

Loss before income taxes	(10)	(8)
% of Revenue	(2.1)%	(1.6)%

Income tax benefit	—	(1)
% Tax rate	—%	12.5%

Net loss	$(10)	$(7)
% of Revenue	(2.1)%	(1.4)%

Net loss per common share
Basic	$(0.09)	$(0.06)
Diluted	$(0.09)	$(0.06)

Weighted average common shares outstanding
Basic	117.1	121.4
Diluted	117.1	121.4

SCHEDULE B

TERADATA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions - unaudited)

	March 31, 2019	December 31, 2018	March 31, 2018
Assets
Current assets
Cash and cash equivalents	$723	$715	$939
Accounts receivable, net	445	588	451
Inventories	52	28	43
Other current assets	82	97	97
Total current assets	1,302	1,428	1,530
Property and equipment, net	303	295	172
Capitalized software, net	60	72	107
Right of use assets- operating lease, net	60	—	—
Goodwill	396	395	401
Acquired intangible assets, net	14	16	21
Deferred income taxes	66	67	58
Other assets	85	87	66
Total assets	$2,286	$2,360	$2,355

Liabilities and stockholders' equity
Current liabilities
Current portion of long-term debt	$25	$19	$68
Current portion of finance lease liability	21	17	—
Current portion of operating lease liability	17	—	—
Accounts payable	99	141	110
Payroll and benefits liabilities	103	224	110
Deferred revenue	569	490	532
Other current liabilities	80	118	93
Total current liabilities	914	1,009	913
Long-term debt	472	478	456
Finance lease liability	38	30	—
Operating lease liability	48	—	—
Pension and other postemployment plan liabilities	104	113	111
Long-term deferred revenue	100	105	72
Deferred tax liabilities	4	3	9
Other liabilities	139	127	150
Total liabilities	1,819	1,865	1,711
Stockholders' equity
Common stock	1	1	1
Paid-in capital	1,466	1,418	1,350
Accumulated deficit	(891)	(823)	(637)
Accumulated other comprehensive loss	(109)	(101)	(70)
Total stockholders' equity	467	495	644
Total liabilities and stockholders' equity	$2,286	$2,360	$2,355

SCHEDULE C

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions - unaudited)

	For the Period Ended March 31
	Three Months
	2019	2018
Operating activities
Net loss	$(10)	$(7)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Depreciation and amortization	37	34
Stock-based compensation expense	15	19
Deferred income taxes	2	(5)
Changes in assets and liabilities:
Receivables	143	83
Inventories	(24)	(13)
Current payables and accrued expenses	(171)	(27)
Deferred revenue	74	124
Other assets and liabilities	(17)	(24)
Net cash provided by operating activities	49	184
Investing activities
Expenditures for property and equipment	(15)	(26)
Additions to capitalized software	(1)	(2)
Net cash used in investing activities	(16)	(28)
Financing activities
Repurchases of common stock	(56)	(60)
Repayments of long-term borrowings	—	(15)
Repayment of credit facility borrowings	—	(240)
Payment of finance leases	(3)	—
Other financing activities, net	33	10
Net cash used in financing activities	(26)	(305)
Effect of exchange rate changes on cash and cash equivalents	1	—
Increase (decrease) in cash, cash equivalents and restricted cash	8	(149)
Cash, cash equivalents and restricted cash at beginning of period	716	1,089
Cash, cash equivalents and restricted cash at end of period	$724	$940

Supplemental cash flow disclosure:
Non-cash investing and financing activities:
Assets acquired by finance leases	$15	$—
Assets acquired by operating leases	$3	$—

SCHEDULE D

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions - unaudited)

	For the Three Months Ended March 31
	2019	2018	% Change As Reported	% Change Constant Currency(2)
Segment Revenue
Americas	$269	$264	2%	3%
EMEA	113	149	(24)%	(19)%
APAC	86	93	(8)%	(3)%
Total segment revenue	468	506	(8)%	(4)%

Segment gross profit
Americas	157	147
% of Revenue	58.4%	55.7%
EMEA	50	63
% of Revenue	44.2%	42.3%
APAC	34	35
% of Revenue	39.5%	37.6%
Total segment gross profit	241	245
% of Revenue	51.5%	48.4%

Reconciling items(1)	(17)	(22)
Total gross profit	$224	$223
% of Revenue	47.9%	44.1%

(1) Reconciling items include stock-based compensation, capitalized software, amortization of acquisition-related intangible assets and acquisition, integration and reorganization-related items.
(2) The impact of currency is determined by calculating the prior period results using the current-year monthly average currency rates.